Exhibit 99.1

Novel Carbohydrate Antiviral Drug Candidate Acts Through Galectin Inhibition to Block SARS-CoV-2 Coronavirus

ProLectin-M, a new class of antiviral drug

BOSTON, MASSACHUSETTS, August 1, 2022 (NEWSWIRE) — BIOXYTRAN, INC. (Symbol: BIXT) (the “Company”), a clinical stage biotechnology company developing oral drugs to treat COVID-19 and other viral causing diseases announced today that the International Journal of Health Sciences1 released a peer-reviewed article, “Carbohydrate ProLectin-M, a Galectin-3 Antagonist, Blocks SARS-CoV-2 Activity”, that supports ProLectin-M’s in vitro Mode of Action and the initial clinical data results reported in a previous article, referred to below. ProLectin-M is the Company’s leading drug molecule in its pipeline to treat viral infections.

The journal article begins to outline and further define the mechanism of action (MOA) behind the oral galectin inhibitor Prolectin-M. The article confirms and further expands on the preliminary clinical data results from BioXyTran’s first peer-reviewed article in the Journal of Vaccines & Vaccination2, “Galectin Antagonist use in Mild Cases of SARS-CoV-2: Pilot Feasibility Randomised, Open Label, Controlled Trial”, whereby human clinical trial results showed elimination of viral load to undetectable levels within a few days. The analytical tests within the scope of this most recent journal article utilize some of the most rigorously binding tests between a Lectin class of protein and carbohydrates.

1) https://sciencescholar.us/journal/index.php/ijhs/article/view/10033

2) https://www.walshmedicalmedia.com/open-access/galectin-antagonist-use-in-mild-cases-of-sarscov2-pilot-feasibility-randomised-open-label-controlled-trial-61087.html

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company developing novel therapies targeting the treatment of significant unmet medical needs in virology, degenerative disease, and hypoxia. The leading drug candidate, Prolectin-M, is a new class of antiviral drug designed to antagonize galectins implicated in inflammatory, fibrotic, and malignant diseases and bind to the conserved region of the spike protein commonly known as the galectin fold. BioXyTran’s other development programs are for pulmonary fibrosis and stroke treatment. More information can be found at www.bioxytraninc.com

About Galectins

Galectins are carbohydrate-binding proteins that are involved in many physiological functions, such as inflammation, immune responses, cell migration, autophagy, and signaling. They are also linked to diseases such as fibrosis, cancer and heart disease.

About Lectins

Galectins are a class of specific lectins. Lectins are a special class of proteins widely distributed in nature, which selectively recognize and reversibly bind to carbohydrates and glycoconjugates through their binding sites. These proteins, which can be detected through hemagglutination assays, interact with different carbohydrates present in cell and viral surfaces.

About ProLectin-M

ProLectin-M is an orally administered experimental new drug candidate that targets the Carbohydrate Binding Domain portion on the SARS-CoV-2, coronavirus. ProLectin-M is expected to interfere with the binding of the virus to the cell and thereby prevent viral entry into cells. Preclinical in-vitro and in-vivo preliminary data shows that ProLectin-M is non-toxic for humans. ProLectin-M was used in an open label, randomized, controlled clinical feasibility study in COVID-19 patients with mild-to-moderate COVID-19 disease.

Investor Relations

Michael Sheikh

509-991-0245

Mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.